Exhibit 5

BASS, BERRY & SIMS PLC
A PROFESSIONAL LIMITED LIABILITY COMPANY
KNOXVILLE OFFICE	ATTORNEYS AT LAW	DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700		AMSOUTH CENTER
KNOXVILLE, TN 37902	Reply To:	315 DEADERICK STREET, SUITE 2700
(865) 521-6200	AMSOUTH CENTER	NASHVILLE, TN 37238-3001
	315 DEADERICK STREET, SUITE 2700	(615) 742-6200
NASHVILLE, TN 37238-3001
(615) 742-6200
MEMPHIS OFFICE		MUSIC ROW OFFICE:
THE TOWER AT PEABODY PLACE	www.bassberry.com	29 MUSIC SQUARE EAST
100 PEABODY PLACE, SUITE 950		NASHVILLE, TN 37203-4322
MEMPHIS, TN 38103-2625		(615) 255-6161
(901) 543-5900
June 10, 2004 American Retirement Corporation 111 Westwood Place, Suite 200 Brentwood, Tennessee 37027

Re:	$250,000,000 Aggregate Offering Price of Securities of American Retirement Corporation (the “Company”)

Ladies and Gentlemen:

        In connection with the registration statement on Form S-3 (the “ Registration Statement”) filed on June 10, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.

        You have provided us with a draft prospectus (the “Prospectus”), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $250,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an Indenture (the “Indenture”) to be entered into between the Company and a trustee (the “Trustee”), (ii) one or more series of preferred stock, no par value per share (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share, and associated rights to purchase Series A Junior Preferred Stock (the “Common Stock”), or (iv) warrants to purchase Common Stock (the “Warrants”). The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Debt Securities of a another series. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.

        In our capacity as your counsel in connection with the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

June 10, 2004

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the laws of the State of Tennessee, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. With respect to the opinions set forth in paragraphs 1 and 5 below, we have assumed that the laws of the State of New York are the same as the laws of the State of Tennessee.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

        1. When (a) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities and the execution and delivery of the Indenture), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

June 10, 2004

        2. The Company has the authority pursuant to its Charter, as amended, to issue up to 5,000,000 shares of Preferred Stock, of which 2,000,000 shares have been designated as Series A Junior Preferred Stock. When a new class or series of Preferred Stock has been duly established in accordance with the terms of the Company’s Charter and Bylaws, as amended, and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and when any appropriate articles of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and have been filed with and accepted for record by the Secretary of State of the State of Tennessee, when the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock) will be validly issued, fully paid and nonassessable.

        3. The Company has the authority pursuant to its Charter, as amended, to issue up to 200,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Common Stock and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock being issued by the Company (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

        4. (a) When a warrant agreement relating to the Warrants has been duly authorized, executed and delivered and the Warrants and the securities of the Company into which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, (b) when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the warrant agreement, and (c) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

June 10, 2004

        5. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the applicable Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (d) assuming that the applicable Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (e) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), such Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company under the laws of the State of New York in accordance with the terms of such Indenture.

        The opinions set forth in paragraphs 1, 4 and 5 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

        To the extent that the obligations of the Company under any applicable Indenture may be dependent on such matters, we assume for purposes of this opinion that the Trustee under the Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a Trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

        This opinion is rendered solely in connection with the transactions covered hereby. This opinion may not be relied upon for any other purpose without our prior written consent.

Very truly yours, /s/ Bass, Berry & Sims PLC